CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of Executive English Institute, Inc. on Form S-1 of our report dated, March 29, 2009 relating to the consolidated financial statements of Executive English Institute, Inc. for the period ending February 28, 2009.

The Blackwing Group, LLC
Independence, MO
June 8, 2009